                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 16, 2004
                                                --------------------------------

                               Elecsys Corporation
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             (Exact name of registrant as specified in its charter)

         KANSAS                        0-22760                  48-1099142
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

15301 W. 99th Street  Lenexa, Kansas                                66219
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code    (913) 647-0158
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation
           or an Obligation under an Off-Balance Sheet Arrangement.

         On September 16, 2004, the Company satisfied its obligations under two promissory notes (each a "Note" and collectively, the "Notes") due on February
7, 2005 in the original principal amounts of $135,208.33 and $270,416.67, respectively. Pursuant to the terms of each Note, the Company had the right to prepay each Note and the Holders (the "Holders") of each Note had the option to convert the amount of any prepayment into shares of the Company's Common Stock at a conversion price of $1.93 per share. On September 1, 2004, the Company informed the Holders of its intention to prepay the Notes as of September 16,
2004, and on September 15, 2004, the Holders informed the Company of their election to convert a portion of the prepayment amount into shares of the
Company's Common Stock. Thus, on September 16, 2004, the Company, in
satisfaction of its obligations under the Notes, issued to the Holders 127,420 shares of the Company's Common Stock and paid to the Holders $164,887.39. The cash payment was made from available cash and did not require the Company to draw on its line of credit.

         A copy of the press release issued by the Company announcing the prepayment of the Notes is filed as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

         (c) EXHIBITS. The following exhibits are filed herewith:

         99.1              Press Release dated September 16, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  September 16, 2004
                                          ELECSYS CORPORATION

                                          By: _______________________________
                                               Todd A. Daniels
                                               Vice President and Chief Financial Officer